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Exhibit 99(b)

BYLAWS

OF

RMR FUNDS SERIES TRUST

(Dated as of August 22, 2007)

ARTICLE I

AGREEMENT AND DECLARATION OF TRUST

        1.1    Agreement and Declaration of Trust.    These Bylaws shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the "Declaration of Trust"), of RMR FUNDS SERIES TRUST, the Massachusetts business trust established by the Declaration of Trust (the "Trust"). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

ARTICLE II

OFFICES AND AGENT FOR SERVICE OF PROCESS

        2.1    Principal Office and Other Offices.    The address of the principal office of the Trust and of the Trustees is 400 Centre Street, Newton, Massachusetts 02458. The Trust and the Trustees may have other offices and may change their principal office address by vote of the Trustees. The offices of the Trust and the Trustees, including the principal office, may be located within or outside the Commonwealth of Massachusetts.

        2.2    Agent for Service of Process.    The registered agent for service of process is RMR Advisors, Inc., and the address of RMR Advisors, Inc. is 400 Centre Street, Newton, Massachusetts 02458.

ARTICLE III

TRUSTEES

        3.1    Initial Trustees; Number of Trustees.    The number of Trustees shall be initially set at two. The number of Trustees other than the initial Trustees may be changed by a majority of the Trustees then in office, provided it shall not be less than three from and after the date when Shares of the Trust or any series or class thereof are first publicly issued.

        3.2    Tenure.    The Trustees who are signatories to the Declaration of Trust, and such other persons as the Trustee or Trustees then in office shall elect, shall serve during the lifetime of the Trust until he or she dies, resigns, has reached any mandatory retirement age as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor.

        3.3    Independent Trustees.    After Shares of the Trust or any series or class thereof are first publicly issued, a majority of the Trustees holding office shall at all times be Trustees who are not "interested persons" of the Trust (as defined in the Investment Company Act of 1940, as amended), except for the fact of their being Trustees; and, provided, however, that less than a majority of the Trustees may be such independent Trustees on a temporary basis by reason of the death, resignation, removal or other vacancy in the office of one or more Trustees.

        3.4    Vacancies; Resignation; Removal.    Subject to any limitations imposed by the 1940 Act or other applicable law, any vacancy occurring in the Trustees, including a vacancy that results from an increase in the number of Trustees, may be filled by a majority vote of the Trustees then in office, whether or not sufficient to constitute a quorum, or by a sole remaining Trustee. Any Trustee may resign or retire as a Trustee by an instrument in writing signed by him or her and delivered to the Secretary of the Trust, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Except as required by applicable law, a Trustee may be removed from office only for "Cause" (as hereinafter defined) and only by action of at least seventy-five percent (75%) of the outstanding Shares of the Trust. "Cause" for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his office or such Trustee being convicted of a felony.

        3.5    Regular Meetings.    Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

        3.6    Special Meetings.    Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President, the Treasurer, the Secretary or by two or more Trustees, provided notice thereof is given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

        3.7    Notice.    It shall be sufficient notice to the Trustee of a special meeting to send notice by mail at least seventy-two hours or by telegram, telex, telecopy, electronic mail or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

        3.8    Quorum and Adjournment of Meetings.    At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting of the Trustees may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Whether or not a Trustee votes on a matter at a meeting which he attends, he will nonetheless be considered present for purposes of establishing a quorum to consider the matter.

        3.9    Voting.    Except as required or permitted by the Declaration of Trust, these Bylaws or by applicable law:

          (a)   The Trustees shall only act at a meeting at which quorum of Trustees is present.

          (b)   The Trustees shall act on all matters which come before a meeting by majority vote. In the event a Trustee(s) do(es) not vote on a matter, the matter will be determined by majority vote of the voting Trustees.

        3.10    Attendance.    Except as required by applicable law, attendance at Trustees meetings may be in person or by a teleconference or other communications medium by means of which all persons participating in the meeting can hear and speak with each other. Any action to be taken by the Trustees may be taken at a meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

        3.11    Written Consent.    Except as required by applicable law, action by the Trustees may be taken by written consent signed by a majority of the Trustees then in office, provided that the form of written consent is circulated to all Trustees before or promptly after it is signed by the majority of Trustees. Any written consent evidencing action by the Trustees shall be filed with the records of the Trust and have the same force and effect as a vote taken at a meeting at which a quorum is present. In the event (a) Trustee(s) is (are) unable or unwilling to vote on a matter submitted for written consent, he (they) may execute the written consent with the notation that he (they) is (are) not voting but consenting to action being taken by written consent, and such written consent which is approved by all voting Trustees shall be effective as a vote taken at a meeting at which a quorum is present.

        3.12    Expenses and Fees.    Each Trustee may be allowed expenses, if any, for attendance at each regular or special meeting of the Trustees, and each independent Trustee shall receive for services rendered as a Trustee of the Trust such compensation as may be fixed by the Trustees. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

        4.1    Enumeration; Qualification.    The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers including a Chairman of the Trustees, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees, if one is elected, shall be a Trustee and may but need not be a Shareholder; and any other officer may but does not need to be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

        4.2    Election.    The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time.

        4.3    Tenure.    The Chairman of the Trustees, if one is elected, the President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

        4.4    Powers.    Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

        4.5    Chairman; President; Vice President.    Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees. Alternatively, the Trustees may designate one Trustee or another officer to preside at such meetings. The Trustees may designate a chief executive officer from among the Trustees or the elected officers. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

        4.6    Treasurer; Assistant Treasurer.    The Treasurer shall be the chief financial and chief accounting officer of the Trust, and shall, subject to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser, manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and series and classes thereof, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees, the President or the Treasurer.

        4.7    Secretary; Assistant Secretary.    The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees, the President or the Secretary.

        4.8    Resignations.    Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE V

COMMITTEES

        5.1    Appointment.    The powers, duties and responsibilities of the Trustees may be delegated to one or more Committees. Trustees, officers or agents of the Trust may serve on Committees, but all Committees shall have at least one Trustee who will serve as Chairman of the Committee. Committees shall have the powers, duties and responsibilities as may be assigned to them by the Trustees.

        5.2    Meetings; Notice.    Except as specifically provided in resolutions constituting a Committee or providing for the conduct of its meetings: (i) Committee meetings may be called by the Chairman or any two Committee members; (ii) notice of Committee meetings may be given by the person calling the meeting, the Secretary or any Assistant Secretary; and (iii) notice of Committee meetings shall be given in the manner and within the times provided for Trustees meetings.

        5.3    Quorum; Voting.    Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee and providing for the conduct of its meetings, a majority of the members of any Committee shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (so long as a quorum is present). Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications medium by means of which all persons participating in the meeting can hear and speak to each other.

        5.4    Written Consent.    The provisions of these Bylaws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Trustees appointed pursuant to Section 5.1 of these Bylaws may be taken without a meeting if a consent in writing setting forth the action shall be signed by a majority of the members of such Committee entitled to vote upon the action and such written consent is filed with the records of the proceedings of the Committee and have the same force and effect as a vote at a Committee meeting at which a quorum is present.

ARTICLE VI

FISCAL YEAR AND TAXABLE YEAR

        6.1    General.    Except as from time to time otherwise provided by the Trustees, the fiscal year of each series of the Trust shall be a calendar year. The taxable year of each series of the Trust shall be as determined by the Trustees from time to time.

ARTICLE VII

SEAL

        7.1    General.    The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other document executed and delivered by or on behalf of the Trust.

ARTICLE VIII

EXECUTION OF PAPERS

        8.1    General.    Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

ARTICLE IX

SHAREHOLDERS' VOTING POWERS AND MEETINGS

        9.1    Special Meetings.    As provided in the Declaration of Trust, there shall be no annual meetings of Shareholders except as required by law or as the Trustees may determine. Special meetings of the Shareholders or any or all classes or series of Shares may be called by the Trustees from time to time for such purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. To the extent required by the Investment Company Act of 1940, as amended, meetings of the Shareholders for the purpose of voting on the removal of any Trustee shall be called promptly by the Trustees. A special meeting of Shareholders may be held at any such time, day and place as is designated by the Trustees. Written notice of any meeting of Shareholders, stating the time, place and purpose of the meeting, shall be given or caused to be given by the Trustees at least ten days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder's address as it appears on the records of the Trust. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer designated by the Trustees. If the meeting is a meeting of Shareholders of any series or class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such series or class need be called and, in such case, only Shareholders of such series or class shall be entitled to notice of such meeting. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting. Any adjourned session or sessions of a Shareholders' meeting may be held, within a reasonable time after the date set for the original Shareholders' meeting, without the necessity of further notice.

        9.2    Voting Power.    Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the notice of the meeting forwarded to the Shareholders by the Trustees, the Declaration of Trust, these Bylaws, or required by applicable law. Except as otherwise provided in the notice of the meeting forwarded to the Shareholders by the Trustees, the Declaration of Trust, these Bylaws or required by applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders' meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting.

        9.3    Record Dates.    For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time and date, in accordance with applicable law, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof and only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period for one or more series or classes of the Trust. Nothing in this Section 9.3 shall be construed as precluding the Trustees from setting different record dates for different series or classes.

        9.4    Quorum and Required Vote.    Except as otherwise provided in this Section 9.4 or when a larger vote or quorum is required by any provision of law, the Declaration of Trust, these Bylaws or the notice of meeting forwarded to the Shareholders by the Trustees, thirty-three and one-third percent (33.333%) of the Shares entitled to vote on a particular matter shall constitute a quorum for voting on a particular matter or the transaction of business at a Shareholders' meeting, except that where any provision of law, the Declaration of Trust, these Bylaws or the notice of meeting forwarded to the Shareholders by the Trustees, requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty-three and one-third percent (33.333%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Notwithstanding the foregoing, the Trustees are authorized to establish a different quorum requirement in a notice of Shareholders' meeting approved by the Trustees; provided, however, that such quorum requirement shall comply with applicable law. Except when a different vote is required by any provision of law, or the Declaration of Trust, (i) in an uncontested election of Trustees, a plurality of votes cast at a Shareholders' meeting shall be required for election of Trustees; (ii) in a contested election with more than one candidate for a Trustee position, a majority of votes outstanding and entitled to vote for the Trustees shall be required for election; and (iii) notwithstanding foregoing clauses (i) and (ii), the vote required for election of Trustees may be changed in a notice of Shareholders' meeting approved by the Trustees; provided, however, that the vote required shall comply with applicable law. Except when a different vote is required by any provision of law, the vote required for approval of any actions (other than the election of Trustees or any other action specifically addressed in the Declaration of Trust) shall be: (A) if the action has been approved by a majority of the Trustees then in office, the lesser of (i) a majority of Shares voted or (ii) the least amount permitted by applicable law; and (B) if the action has not been approved by a majority of the Trustees then in office, seventy-five percent (75%) of the Shares outstanding and entitled to vote. Where any provision of law or the Declaration of Trust requires that the holders of any series shall vote as a series or that holders of a class shall vote as a class, then, except when a different vote is required by any provision of law, the vote required for approval of any actions (other than the election of Trustees or any other action specifically addressed in the Declaration of Trust) shall be: (A) if the action has been approved by a majority of the Trustees then in office, the lesser of (i) a majority of Shares of that series or class voted, as the case may be, or (ii) the least amount permitted by applicable law; and (B) if the action has not been approved by a majority of the Trustees then in office, seventy-five percent (75%) of the Shares outstanding and entitled to vote of that series or class, as the case may be

        9.5    Inspectors of Election.    Before any meeting of Shareholders, the Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment or postponement. If no inspectors of election are so appointed, the chairman of the meeting may appoint inspectors of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill the vacancy.

        These inspectors shall:

          (a)   Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

          (b)   Receive votes, ballots or consents;

          (c)   Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)   Count and tabulate all votes or consents;

          (e)   Determine when the polls shall close;

          (f)    Determine the result; and

          (g)   Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE X

AMENDMENT TO THE BYLAWS

        10.1    General.    These Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of the Trustees at any meeting of the Trustees at which a quorum is present, or by a written consent signed by a majority of the Trustees then in office.

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